UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2008
MOLECULAR INSIGHT PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
160 Second Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices, Including Zip Code)
(617) 492-5554
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Molecular Insight Pharmaceuticals, Inc.’s Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”) was approved by the shareholders of the Company in August 2006 and became effective on February 2, 2007. The 2006 Plan was filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129570), as amended.
On May 21, 2008, the Compensation Committee of the Board of Directors of the Company approved the form of Restricted Stock Award agreement for use under the 2006 Plan. The Company intends to use this form from time to time in connection with granting of restricted stock awards to officers, directors and certain employees.
Form of Restricted Stock Award agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is furnished pursuant to Items 1.01:
10.1	Form of Restricted Stock Award.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 21st day of May, 2008.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
By:	/s/ David S. Barlow
	Name:	David S. Barlow
	Title:	Chairman and Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

Exhibit
Number	Description

10.1	Form of Restricted Stock Award.